UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2026

INNOVAGE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40159 (Commission File Number)	81-0710819 (I.R.S. Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO 80230
(Address of principal executive offices)

(844) 803-8745
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	INNV	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 22, 2026, InnovAge Holding Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling shareholder named in Schedule II thereto (the “Selling Shareholder”) and Barclays Capital Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”).

Pursuant to the terms of the Underwriting Agreement, the Selling Shareholder agreed to sell an aggregate of 10,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to the Underwriters at a price per share of $9.25 (the “Offering”). In addition, the Selling Shareholder granted the Underwriters an option to purchase, for a period of 30 calendar days from September 22, 2026, up to an additional 1,500,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares). The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholder.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-297888) filed on July 31, 2026, as supplemented by a preliminary prospectus supplement dated September 22, 2026 and a final prospectus supplement dated September 22, 2026. The Underwriting Agreement contains customary representations, warranties and covenants, customary conditions to closing, indemnification obligations of the Company, the Selling Shareholder and the Underwriters, including for liabilities under the Securities Act and other obligations of the parties and is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Shares were delivered against payment therefor on September 24, 2026.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s Common Stock and there shall not be any offer, solicitation or sale of securities mentioned in this Current Report on Form 8-K in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated September 22, 2026, by and among InnovAge Holding Corp., the selling shareholder named therein and Barclays Capital Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2026

INNOVAGE HOLDING CORP.

By:	/s/ Benjamin C. Adams
Name:	Benjamin C. Adams
Title:	Chief Financial Officer